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                                                                     EXHIBIT 4.8


                        AMENDMENT NO. 2 TO LOAN AGREEMENT


         AMENDMENT NO. 2, dated as of December 20, 1996, among GS TECHNOLOGIES OPERATING CO., INC., a Delaware corporation ("GSTOC"), and its direct and indirect Subsidiaries, CI (U.S.) CORP. (formerly Control International, Inc.), a Utah corporation ("CII"), MINERAL REAGENTS INTERNATIONAL INC., a Delaware corporation ("MRII"), GEORGETOWN INDUSTRIES, INC., a Delaware corporation ("GII"), GEORGETOWN INVESTMENT CORPORATION, a Delaware corporation ("GIC"), GEORGETOWN STEEL CORPORATION, a Delaware corporation ("GSC"), FLORIDA WIRE AND CABLE, INC., a Delaware corporation ("FWCC"), GEORGETOWN FINANCE CORPORATION, a Delaware corporation ("GFC"), GEORGETOWN WIRE COMPANY, INC., a Delaware corporation ("GWC"), and K-LATH CORPORATION, INC., a California corporation ("K-Lath")) (GSTOC, CII, MRII, GII, GIC, GSC, FWCC, GFC, GWC and K-Lath, individually a "Borrower", and collectively "Borrowers"), the Lenders (as defined herein), MELLON BANK, N.A., a national banking association ("Mellon") as documentation agent for the Lenders (Mellon, in such capacity, being "Documentation Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent for the Lenders (GE Capital, in such capacity, being "Agent").

         Borrowers, Agent, Documentation Agent and Lenders are parties to a Loan Agreement, dated as of October 5, 1995, as amended by Amendment No. 1 to Loan Agreement dated July 8, 1996 (the "Loan Agreement"). Borrowers, Agent, Documentation Agent and the Lenders desire to amend the Loan Agreement in certain respects, and, accordingly, Borrowers, Agent, Documentation Agent and Lenders agree as follows:

         1. DEFINITIONS. Except as otherwise provided herein, the terms defined in the Loan Agreement are used herein as defined therein.

         2. AMENDMENT. Effective as of the date hereof, Sections 2.3(a) and (c) of the Loan Agreement are restated as follows:

                  (a) Upon and subject to the terms and conditions hereof, the L/C Issuer agrees to issue Letters of Credit, and each Revolving Credit Lender agrees for itself only to incur Letter of Credit Undertakings, from time to time from the Closing Date to but excluding the Revolving Credit Loan Commitment Termination Date; provided, that the maximum aggregate stated or face amount of Letters of Credit issued and outstanding at any time plus the aggregate principal amount of unreimbursed drawings on Letters of Credit at such time shall not exceed $40,000,000. No Letter of Credit shall have a stated expiry date earlier than 30 days after the date of its issuance, and no Letter of Credit shall have a stated expiry date or, if by its terms it is periodically renewable, be subject to being terminated by the L/C Issuer (unless renewal is permitted by the L/C Issuer in its sole discretion, in which case the L/C Issuer will not permit renewal to a date beyond that determined in accordance with the following portion of this sentence) later than the earlier of the following: (A) (i) the one year anniversary of its issuance in the case of




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         Letters of Credit with an "evergreen" provision for the account of
         GSTOC in the aggregate amount of $22,500,000 or less for the benefit of American Iron Reduction, L.L.C. ("AIR") or its assignees, which support GSTOC's equity contribution obligation to AIR (collectively the "AIR Letters of Credit"), or August 30, 1998 in the case of AIR Letters of Credit without an "evergreen" provision, (ii) the one year anniversary of its issuance (or, if renewable and renewal has been permitted, the one year anniversary of its last renewal) in case of any standby Letter of Credit, or (iii) the date 90 days after its issuance in the case of any commercial Letter of Credit, and (B) in any case, August 31, 2001. Each Letter of Credit shall be in a minimum amount of $50,000. Subject to the terms and conditions set forth in this Agreement, upon GSTOC's request that any Letter of Credit be issued, provided that at the time of the requested issuance the amount of such Letter of Credit does not exceed Revolving Credit Availability of the Borrower for whose account such Letter of Credit is requested, the L/C Issuer shall issue the requested Letter of Credit and, upon the issuance thereof, each Revolving Credit Lender shall incur Letter of Credit Undertakings with respect thereto ratably in accordance with its Revolving Credit Percentage. Notwithstanding anything herein to the contrary, the L/C Issuer may decline to issue any Letter of Credit if the beneficiary or the conditions of drawing are reasonably unacceptable to the L/C Issuer or if the purpose of issuance is illegal or is in contravention of any law, rule, regulation or public policy or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority; provided, the L/C Issuer shall not decline to issue the AIR Letters of Credit. Such AIR Letters of Credit shall be in the form as shown in Exhibit N attached hereto (formerly, in Amendment No. 1 to this Agreement dated July 8, 1996, designated as Exhibit "A"), if with an expiry date of August 30, 1997, or in the form as shown in Exhibit N hereto but without the "evergreen" provision, if with an expiry date of August 30, 1998. Notwithstanding the foregoing, the issuance of any and all Letters of Credit shall continue to be subject to the terms and conditions of this Agreement, including the provisions of Section 3.12 hereof.

                  (c) Borrowers agree (i) to pay to Agent, for the ratable benefit of the Revolving Credit Lenders, a fee computed at the per annum rate equal to the then Applicable Revolving Credit Loan Margin percentage with respect to LIBOR Borrowings, of the maximum amount available to be drawn from time to time under each standby Letter of Credit for the period from and including the date of issuance of such standby Letter of Credit to and including the stated expiry date of such standby Letter of Credit, which fees shall be calculated on the basis of a 360-day year and paid quarterly in arrears; provided, however, that with respect to the AIR Letters of Credit, such fee shall be at the annual rate of 1 3/4% of the maximum amount available to be drawn from time to time under the AIR Letters of Credit for the period from and including the date of issuance of the AIR Letters of Credit to and including the stated expiry date of the AIR Letters of Credit, calculated on the basis of a 360-day year and paid quarterly in arrears, (ii) to pay to Agent, for the ratable benefit of the Revolving Credit Lenders, a fee of 1/2% of the face amount of each commercial Letter of Credit, which fee shall be paid at each time any commercial Letter of Credit is drawn upon or expires, (iii) to pay an additional fee to the L/C Issuer for its own account computed at the rate of 1/4% per annum of the maximum amount available to be drawn from time




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         to time under each standby Letter of Credit for the period from and including the date of issuance of such standby Letter of Credit to and including the stated expiry date of such standby Letter of Credit, which fee shall be calculated on the basis of a 360-day year and paid quarterly in arrears, and (iv) to pay the L/C Issuer for its own account a fee of 1/16% of the face amount of each commercial Letter of Credit, which fee shall be paid at each time any commercial Letter of Credit is drawn upon or expires. All such fees are nonrefundable and Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through such period or for any other reason. Borrowers further agree to pay to the L/C Issuer, on demand and for its own account, such other administrative fees, charges and expenses of the L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         3. CONFIRMATION OF REPRESENTATIONS AND WARRANTIES. Borrowers hereby confirm that the representations and warranties of Borrowers contained in the Loan Documents were correct in all material respects as to Borrowers and their Subsidiaries taken as a whole on and as of October 5, 1995, and that such representations and warranties are correct as to Borrowers and their Subsidiaries taken as a whole on the date hereof, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and
(ii) for changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that in the aggregate are not materially adverse.

         4. NO DEFAULT. Borrowers represent and warrant that no Default or Event of Default exists as of the date hereof.

         5. MISCELLANEOUS. The Loan Agreement is, and shall be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Amendment No. 2 (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 2, and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 2. The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document. This Amendment No. 2 and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

         6. COUNTERPARTS. This Amendment No. 2 may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.




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         IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first written above.


GS TECHNOLOGIES OPERATING                     CI (U.S.) CORP. (FORMERLY
CO., INC., as Borrower                        CONTROL INTERNATIONAL, INC.),
                                              as Borrower


By:                                           By:
     ------------------------------                ---------------------------
     Name:  Luis E. Leon                           Name:  Luis E. Leon
     Title: Senior Vice-President                  Title: Vice-President



MINERAL REAGENTS                              GEORGETOWN INDUSTRIES, INC.,
INTERNATIONAL INC., as Borrower               as Borrower


By:                                           By:
     ------------------------------                ---------------------------
     Name:  Luis E. Leon                           Name:  Luis E. Leon
     Title: Vice-President                         Title: Vice-President



GEORGETOWN INVESTMENT                         GEORGETOWN STEEL CORPORATION,
CORPORATION, as Borrower                      as Borrower


By:                                           By:
     ------------------------------                ---------------------------
     Name:  Luis E. Leon                           Name:  Luis E. Leon
     Title: Vice-President                         Title: Vice-President



FLORIDA WIRE AND CABLE, INC.,                 GEORGETOWN FINANCE
as Borrower                                   CORPORATION, as Borrower


By:                                           By:
     ------------------------------                ---------------------------
     Name:  Luis E. Leon                           Name:  Luis E. Leon
     Title: Vice-President                         Title: Vice-President




GEORGETOWN WIRE COMPANY,                      K-LATH CORPORATION, INC.,
INC., as Borrower                             as Borrower


By:                                           By:
     ------------------------------                ---------------------------
     Name:  Luis E. Leon                           Name:  Luis E. Leon
     Title: Vice-President                         Title: Vice-President




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GENERAL ELECTRIC CAPITAL                      MELLON BANK, N.A.,
CORPORATION, as Agent and Lender              as Documentation Agent and Lender


By:                                           By:
     ------------------------------                ---------------------------
     Name:                                         Name:
           ------------------------                      ---------------------
     Title:                                        Title:
           ------------------------                      ---------------------



NATIONSBANK, N.A., as Lender                  PILGRIM PRIME RATE TRUST,
                                              as Lender


By:                                           By:
     ------------------------------                ---------------------------
     Name:                                         Name:
           ------------------------                      ---------------------
     Title:                                        Title:
           ------------------------                      ---------------------



NBD BANK, as Lender                           PNC BANK, NATIONAL ASSOCIATION,
                                              as Lender


By:                                           By:
     ------------------------------                ---------------------------
     Name:                                         Name:
           ------------------------                      ---------------------
     Title:                                        Title:
           ------------------------                      ---------------------



LASALLE NATIONAL BANK,                        HARRIS TRUST AND SAVINGS BANK,
as Lender                                     as Lender


By:                                           By:
     ------------------------------                ---------------------------
     Name:                                         Name:
           ------------------------                      ---------------------
     Title:                                        Title:
           ------------------------                      ---------------------



SCOA PLANT FINANCING COMPANY,
as Lender


By:
     ------------------------------
     Name:
           ------------------------
     Title:
           ------------------------




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